                                                                    Exhibit 99.1
Press Release
July 21, 2003                                              [STEEL DYNAMICS LOGO]
                                            6714 Pointe Inverness Way, Suite 200
                                                       Fort Wayne, IN 46804-7932
                                                              260.459.3553 Phone
                                                                260.969.3590 Fax
                                                           www.steeldynamics.com
--------------------------------------------------------------------------------

STEEL DYNAMICS REPORTS $5.4 MILLION NET INCOME IN SECOND QUARTER

FORT WAYNE, INDIANA, July 21, 2003 - Today Steel Dynamics, Inc. (NASDAQ: STLD) announced second quarter earnings of $5.4 million, or $.11 per diluted share, compared to earnings of $17.7 million, or earnings per diluted share of $.37 in the second quarter of 2002. Net sales for the second quarter of 2003 were $219 million, compared to $214 million in the second quarter of 2002.

Compared to the year-ago quarter, SDI's lower second quarter 2003 earnings resulted primarily from higher scrap costs coupled with the lower selling prices associated with a softer steel marketplace. SDI's average consolidated selling price per ton declined to $335 per ton, compared to $340 per ton in the second quarter of 2002 and $363 per ton in the first quarter of 2003. Lower prices resulted primarily from weaker pricing in flat-rolled products, as the average price per ton of structural products increased $18 per ton from the first to the second quarter. Second quarter scrap prices increased $8 per ton, compared to the first quarter of 2003, but were $25 per ton higher than in the second quarter of 2002.

SDI's second quarter consolidated shipments were 653,000 tons, 4 percent higher than the 628,000 tons shipped in the second quarter of 2002, and about one percent higher than the first quarter's 648,000 tons. Production at SDI's steel operations was 720,000 tons, compared to 600,000 tons in the second quarter of 2002 and 685,000 tons in the first quarter of 2003. Finished goods inventories increased moderately, primarily in flat-rolled products.

"We are satisfied with the quarter's results in light of soft market conditions," said Keith Busse, president and chief executive officer. "Comparing the second quarter to the first quarter of 2003, the combination of weaker flat-rolled steel prices and modestly higher steel-scrap prices resulted in lower earnings, much in line with our April prediction. Nonetheless, I am pleased with our continued strong operating results. We believe the company's operating profit of $29 per ton shipped is notable, considering our Structural and Rail Division is still in the midst of its start-up and is producing at only about 50 percent of its capacity. This new division's operating losses are moderating and it is likely that it will turn cash-positive by year-end.

"In the second quarter, the Structural and Rail Division increased its beam shipments by more than 40 percent from the first quarter and continued commissioning new products. Installation of equipment for the manufacture of rail sections was completed and initial production trials are expected to take place in July. We are excited about the progress that has been made by the Columbia City team in their first twelve months of manufacturing and selling structural products," Busse said.

"The Butler Flat Roll Division continued to perform very well. First-half volume basically matched the first half of 2002, which means Butler has maintained a strong order book in spite of a more competitive environment. During the quarter, the company concluded its export shipments to China, and no additional orders are in hand," Busse said. "The Division's newly acquired Jeffersonville, Indiana, galvanizing facility has begun production, which will allow us to diversify our cold-rolled, galvanized steel production to include lighter gauges, thereby gaining entry into a variety of new construction materials markets. In addition, Butler's new paint line is expected to begin production tests in the third quarter, and painted products are expected to begin shipping in the fourth quarter."

Work is proceeding well at SDI's new Bar Products Division in Pittsboro, Indiana, toward a planned start-up early in 2004. An environmental permit that is required before mill modifications and improvements can be made is now under review by the Indiana Department of Environmental Management (IDEM). Barring any unforeseen complications, the new air permit could be in place by the end of the third quarter. Construction is set to begin as soon as the permit is approved and work will continue into 2004. With the added manufacturing capabilities, the mill's portfolio of products will be expanded to include merchant shapes, such as angles, channels, flats, and rebar. Special-bar-quality (SBQ) steels should represent 50 percent of the expanded mill's capacity, which is expected to reach 500,000 to 600,000 tons per year.

Business is improving at New Millennium Building Systems, LLC, which has recently experienced increased demand and orders for its building products. New Millennium is expected to be profitable in the second half of this year. Now a wholly owned subsidiary, New Millennium supplies girders, trusses and decking to the steel building construction marketplace.

--------------------------------------------------------------------------------

CONFERENCE CALL WEBCAST AVAILABLE ON SDI WEB SITE

A conference call in which Steel Dynamics' management will discuss the company's second quarter 2003 results and the business outlook is scheduled for 11:00 am EDT (10:00 am Central) on July 22, 2003.

You are invited to listen to the live broadcast of the conference call over the Internet, accessible from Steel Dynamics' Web site home page. An audio replay of the Webcast will be available on the SDI Web site until August 1, 2004.

The Webcast, as well as other information about Steel Dynamics, can be found at:

              WWW.STEELDYNAMICS.COM

--------------------------------------------------------------------------------

FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS SOME PREDICTIVE STATEMENTS ABOUT FUTURE EVENTS, INCLUDING STATEMENTS RELATED TO CONDITIONS IN THE STEEL MARKETPLACE, FUTURE GROWTH OF STEEL DYNAMICS' REVENUES, THE COMPANY'S FUTURE PROFITABILITY, OBTAINING ENVIRONMENTAL AND CONSTRUCTION PERMITS, THE TIMING OF CONSTRUCTION AND OPERATION OF NEW OR EXISTING FACILITIES, AND THE OPERATION AND FUTURE RESULTS OF SDI'S RELATED BUSINESSES. THESE STATEMENTS ARE INTENDED TO BE MADE AS "FORWARD-LOOKING," SUBJECT TO MANY RISKS AND UNCERTAINTIES, WITHIN THE SAFE HARBOR PROTECTIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH PREDICTIVE STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE, AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM OUR CURRENT EXPECTATIONS.

We refer you to SDI's detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K and in other reports which we from time to time file with the Securities and Exchange Commission, available publicly on the SEC Web site, www.sec.gov, and on the Steel Dynamics Web site, www.steeldynamics.com.

Contact:  Fred Warner, Investor Relations Manager
          (260) 969-3564 or fax (260) 969-3590
          f.warner@steeldynamics.co

                              STEEL DYNAMICS, INC.
                   UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                             JUNE 30,                           JUNE 30,
                                                   ---------------------------         ---------------------------
                                                      2003              2002              2003              2002
                                                   ---------         ---------         ---------         ---------
Net sales .................................        $ 218,632         $ 213,739         $ 454,136         $ 380,642

Costs of goods sold .......................          186,724           160,696           372,693           300,225
Selling, general, & administrative expenses           14,682            19,779            29,657            36,111
                                                   ---------         ---------         ---------         ---------
            Operating income ..............           17,226            33,264            51,786            44,306
Interest expense ..........................            8,938             5,030            18,104             9,295
Other (income) expense, net ...............             (399)             (131)             (250)            4,022
                                                   ---------         ---------         ---------         ---------
            Income before income taxes ....            8,687            28,365            33,932            30,989

Income taxes ..............................            3,257            10,637            12,724            11,621
                                                   ---------         ---------         ---------         ---------
            Net income ....................        $   5,430         $  17,728         $  21,208         $  19,368
                                                   =========         =========         =========         =========

BASIC EARNINGS PER SHARE:

Net income ................................        $     .11         $     .37         $     .45         $     .41
                                                   =========         =========         =========         =========
Weighted average common shares outstanding            47,650            47,423            47,625            46,734
                                                   =========         =========         =========         =========

DILUTED EARNINGS PER SHARE:

Net income ................................        $     .11         $     .37         $     .44         $     .41
                                                   =========         =========         =========         =========
Weighted average common shares
     and share equivalents outstanding ....           47,853            47,859            47,820            47,103
                                                   =========         =========         =========         =========

                              STEEL DYNAMICS, INC.
                  UNAUDITED SUPPLEMENTAL OPERATING INFORMATION


                                                                  THREE MONTHS ENDED                      SIX MONTHS ENDED
                                                                       JUNE 30,                                 JUNE 30,
                                                            -------------------------------         -------------------------------
                                                                2003                2002                2003                2002
                                                            -----------         -----------         -----------         -----------
Steel Operation* shipments (tons) ..................            643,041             616,350           1,284,442           1,167,615
Other Operation** shipments (tons) .................             45,980              58,793              90,345             117,707
Intercompany shipments (tons) ......................            (36,489)            (47,241)            (74,141)            (95,472)
                                                            -----------         -----------         -----------         -----------
Consolidated shipments (tons) ......................            652,532             627,902           1,300,646           1,189,850
                                                            ===========         ===========         ===========         ===========

Steel Operation* production (tons) .................            720,085             599,779           1,405,516           1,179,616

Average consolidated selling price per ton (dollars)        $       335         $       340         $       349         $       320
Operating profit per ton shipped*** (dollars) ......                 29                  66                  41                  48

Start-up costs (thousands of dollars) ..............        $     1,478         $     8,358         $     1,964         $    12,952


--------------------------------------------------------------------------------
* Steel Operations include the company's Flat Roll Division, Structural and Rail Division and Bar Products Division.

** Other Operations include New Millennium Building Systems, Paragon Steel Trading and Iron Dynamics.

*** Operating profit per ton shipped represents operating income before start-up costs and minority interest adjustments divided by consolidated shipments.

                              STEEL DYNAMICS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                           JUNE 30,          DECEMBER 31,
                                                                             2003               2002
                                                                         -----------         -----------
                                                                         (UNAUDITED)
                               Assets

CURRENT ASSETS:

      Cash and short-term investments ...........................        $    11,928         $    24,218
      Accounts receivable .......................................            112,239             118,479
      Inventories ...............................................            173,424             153,204
      Deferred income taxes .....................................              7,679               6,680
      Other current assets ......................................              8,372               8,322
                                                                         -----------         -----------
               TOTAL CURRENT ASSETS .............................            313,642             310,903

PROPERTY, PLANT, AND EQUIPMENT, NET .............................            959,239             929,338

RESTRICTED CASH .................................................              2,627               2,616

OTHER ASSETS ....................................................             35,622              32,839
                                                                         -----------         -----------
               TOTAL ASSETS .....................................        $ 1,311,130         $ 1,275,696
                                                                         ===========         ===========


               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

      Accounts payable ..........................................        $    61,898         $    46,217
      Accrued interest ..........................................              9,249              10,665
      Accrued expenses ..........................................             38,447              44,755
      Current portion of long-term debt .........................             13,837              11,913
                                                                         -----------         -----------
               TOTAL CURRENT LIABILITIES ........................            123,431             113,550

LONG-TERM DEBT, LESS CURRENT MATURITIES .........................            536,505             543,537

DEFERRED INCOME TAXES ...........................................             82,759              70,330

MINORITY INTEREST ...............................................              1,054               4,632

OTHER LONG-TERM CONTINGENT LIABILITIES ..........................             21,987              21,987

STOCKHOLDERS' EQUITY:

      Common stock ..............................................                500                 499
      Treasury stock, at cost ...................................            (29,065)            (28,889)
      Additional paid-in capital ................................            348,719             347,050
      Retained earnings .........................................            231,314             210,106
      Other accumulated comprehensive loss ......................             (6,074)             (7,106)
                                                                         -----------         -----------
               TOTAL STOCKHOLDERS' EQUITY .......................            545,394             521,660
                                                                         -----------         -----------
               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .......        $ 1,311,130         $ 1,275,696
                                                                         ===========         ===========

                              STEEL DYNAMICS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                                      JUNE 30,                    JUNE 30,
                                                                              -----------------------     -----------------------
                                                                                2003          2002          2003          2002
                                                                              ---------     ---------     ---------     ---------
Operating activities:
     Net income ..........................................................    $   5,430     $  17,728     $  21,208     $  19,368

     Adjustments to reconcile net income to net cash provided by operating activities:

         Depreciation and amortization ...................................       16,643        14,247        32,919        28,080
         Deferred income taxes ...........................................        6,186         8,395        11,430         6,691
         Minority interest ...............................................           25           (26)         (627)          230
         Net change in working capital ...................................        5,393        (7,204)       (6,586)       11,260
                                                                              ---------     ---------     ---------     ---------
              Net cash provided by operating activities ..................       33,677        33,140        58,344        65,629
                                                                              ---------     ---------     ---------     ---------

Investing activities:
     Purchases of property, plant, and equipment .........................      (23,670)      (25,438)      (61,105)      (59,197)
     Other ...............................................................            8            --        (8,283)           --
                                                                              ---------     ---------     ---------     ---------
              Net cash used in investing activities ......................      (23,662)      (25,438)      (69,388)      (59,197)
                                                                              ---------     ---------     ---------     ---------

Financing activities:
     Issuance of long-term debt ..........................................       26,767         9,766        48,480       485,915
     Repayments of long-term debt ........................................      (28,481)       (3,761)      (49,900)     (512,164)
     Issuance of common stock (net of expenses) and
       proceeds and tax benefits from exercise of stock options ..........          663         3,105         1,670         4,208
     Purchase of treasury stock ..........................................           --            --          (176)           --
     Debt issuance costs .................................................         (277)         (384)       (1,320)      (13,885)
                                                                              ---------     ---------     ---------     ---------
              Net cash provided by (used in) financing activities ........       (1,328)        8,726        (1,246)      (35,926)
                                                                              ---------     ---------     ---------     ---------

Increase (decrease) in cash and cash equivalents .........................        8,687        16,428       (12,290)      (29,494)
Cash and cash equivalents at beginning of period .........................        3,241        32,319        24,218        78,241
                                                                              ---------     ---------     ---------     ---------
Cash and cash equivalents at end of period ...............................    $  11,928     $  48,747     $  11,928     $  48,747
                                                                              =========     =========     =========     =========